Exhibit 4.16
JOINDER AGREEMENT
May 31,2007
     Pursuant to Section 5(p) of the purchase agreement dated May 8, 2007, among Broadview Networks Holdings, Inc. (“Broadview”), the Guarantors party thereto and Jefferies & Company, Inc., as Initial Purchaser (the “Purchase Agreement”), such section being an inducement to the Initial Purchaser to execute said Purchase Agreement, the undersigned hereby execute this Joinder Agreement, whereby each of the undersigned agrees, on a joint and several basis, to accede to the terms of the Purchase Agreement and the Registration Rights Agreement dated as of May 14, 2007 among Broadview, the guarantors party thereto and Jefferies & Company, Inc. (the “Registration Rights Agreement”), and undertake to perform, on a joint and several basis, the obligations of Broadview, and each of the Guarantors set forth in the Purchase Agreement and the Registration Rights Agreement, as though the undersigned had entered into the Purchase Agreement and the Registration Rights Agreement on May 8, 2007 and May 14, 2007, respectively. Each of the undersigned agrees that such obligations include, without limitation, (a) making to the Initial Purchaser on the Closing Date all of the representations and warranties of Broadview and the Guarantors contained in the Purchase Agreement with the same force and effect as if made by the undersigned on and as of the date of the Purchase Agreement and the Closing Date, (b) their assumption of the obligations of the Guarantors to perform and comply with all of the agreements contained in the Purchase Agreement and the Registration Rights Agreement, and (c) their assumption, to the same extent as set forth therein but on a joint and several basis, of Guarantors’ indemnification and other obligations in Section 8 of the Purchase Agreement and Section 8 of the Registration Rights Agreement.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the date first above written.

EUREKA BROADBAND CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA HOLDINGS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA NETWORKS, LLC
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA TELECOM, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

EUREKA TELECOM OF VA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

INFOHIGHWAY COMMUNICATIONS CORPORATION
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

ARC NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

A.R.C. NETWORKS, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

INFOHIGHWAY VIRGINIA, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer

INFO-HIGHWAY INTERNATIONAL, INC.
By:	/s/ Corey Rinker
	Name:	Corey Rinker
	Title:	Vice President, Assistant Secretary and Assistant Treasurer